As filed with the Securities and Exchange Commission on February 24, 2021
    Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933
______________________

Castlight Health, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	26-1989091
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
150 Spear Street, Suite 400
San Francisco, CA 94105
(415) 829-1400
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2014 Equity Incentive Plan
(Full title of plans)
______________________
Will Bondurant
Chief Financial Officer
Castlight Health, Inc.
150 Spear Street, Suite 400
San Francisco, CA 94105
(415) 829-1400
(Name, address, including zip code, and telephone number, including area code, of agent for service)
______________________
Please send copies of all communications to:
Matthew S. Rossiter, Esq.
Robert A. Freedman, Esq.
Fenwick & West LLP
555 California Street, 12th Floor
San Francisco, California 94104
(650) 988-8500
______________________
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	Accelerated filer [X]
Non-accelerated filer	Smaller reporting company [X] Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [ ]

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class B Common Stock, $0.0001 par value per share	7,788,353 (2)	$1.69 (3)	$13,162,316.57 (3)	$1,436.01 (3)
(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Class B Common Stock that become issuable under the Registrant’s 2014 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that increases the number of the outstanding shares of the Registrant’s Class B Common Stock.
(2) Represents additional shares reserved for issuance under the 2014 Equity Incentive Plan as of the date of this Registration Statement.
(3) Calculated solely for the purposes of this offering under Rule 457(c) and (h) of the Securities Act on the basis of the average of the high and low prices of the Registrant’s Class B Common Stock as reported on the New York Stock Exchange on February 19, 2021.

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Castlight Health, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 7,788,353 additional shares of Class B Common Stock under the Registrant’s 2014 Equity Incentive Plan (“EIP”), pursuant to the provisions of the EIP providing for an automatic increase in the number of shares reserved for issuance under the EIP. This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Commission on March 14, 2014 (Registration No. 333-194566), March 12, 2015 (Registration No. 333-202701), March 1, 2017 (Registration No. 333-216374), March 1, 2018 (Registration No. 333-223373), March 1, 2019 (Registration No. 333-230026), and February 28, 2020 (Registration No. 333-236778). In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

Item 3. Incorporation of Documents by Reference.
The following documents filed by the Registrant with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:
(a)The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Commission on February 24, 2021;
(b)All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and
(c)The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A (registration number 001-36330) filed with the Commission on March 4, 2014 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.
All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement.

PART II
Information Required in the Registration Statement
Item 1.Exhibits.

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

4. 1	Restated Certificate of Incorporation of the Registrant, as currently in effect.	10-Q	001-36330	3.1	5/12/2014
4.2	Second Amended and Restated Bylaws, as amended December 18, 2020	8-K	001-36330	3.1	12/21/2020
4.3	Form of Registrant’s Class B common stock certificate.	S-1/A	333-193840	4.1	3/3/2014
4.4	2014 Equity Incentive Plan and forms of award agreements.	S-1/A	333-193840	10.3	3/3/2014
4.5	Form of restricted stock unit agreement, performance based	10-Q	001-36330	10.2	8/5/2015
5.1	Opinion and Consent of Fenwick & West LLP.					X
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.					X
23.2	Consent of Fenwick & West LLP (contained in Exhibit 5.1).					X
24.1	Power of Attorney (incorporated by reference to Page II-2 of this Registration Statement).					X

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 24th day of February, 2021.

Castlight Health, Inc.

By: _/s/ Maeve O’Meara
Maeve O’Meara
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Castlight Health, Inc., a Delaware corporation, do hereby constitute and appoint Maeve O'Meara and Will Bondurant, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Maeve O’Meara	Chief Executive Officer and Director (Principal Executive Officer)	February 24, 2021
Maeve O’Meara
/s/ Will Bondurant	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	February 24, 2021
Will Bondurant
/s/ Eric Chan	Chief Accounting Officer (Principal Accounting Officer)	February 24, 2021
Eric Chan
/s/ Bryan Roberts	Chairman of the Board of Directors	February 24, 2021
Bryan Roberts
/s/ Seth Cohen	Director	February 24, 2021
Seth Cohen
/s/ Michael L. Eberhard	Director	February 24, 2021
Michael L. Eberhard
/s/ David Ebersman	Director	February 24, 2021
David Ebersman
/s/ Ed Park	Director	February 24, 2021
Ed Park
/s/ David B. Singer	Director	February 24, 2021
David B. Singer
/s/ Kenny Van Zant	Director	February 24, 2021
Kenny Van Zant
/s/ Judith K. Verhave	Director	February 24, 2021
Judith Verhave